Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-251800 on Form S-8 of Great Elm Capital Group, Inc. of our report dated March 19, 2020 relating to the consolidated financial statements of Great Elm Capital Corp. incorporated by reference in the Annual Report on Form 10-K of Great Elm Capital Group, Inc. for the year ended June 30, 2020.

/s/ Deloitte & Touche LLP

McLean, VA
January 19, 2021